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                                                                     EXHIBIT 5.1

[Vinson & Elkins Logo]
ATTORNEYS AT LAW

                                                    VINSON & ELKINS L.L.P.
                                                    2300 FIRST CITY TOWER
                                                    1001 FANNIN STREET
                                                    HOUSTON, TEXAS  77002-6760
                                                    TELEPHONE (713) 758-2222
                                                    FAX (713) 758-2346
                                                    www.velaw.com


June 20, 2003

Hanover Compressor Company
12001 North Houston Rosslyn Road
Houston, Texas 77086

Ladies and Gentlemen:

We have acted as counsel for Hanover Compressor Company, a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the registration of the Company's Zero Coupon Subordinated Notes due March 31, 2007 paying at maturity the aggregate amount of $262,621,810 (the "Notes") on behalf of the selling securityholder named in the Registration Statement. The Company has advised us that the Notes will be offered by the selling securityholder in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in a prospectus supplement contained in the Registration Statement to which this opinion is an exhibit.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended to the date hereof; (ii) resolutions adopted by the Board of Directors of the Company (the Board of Directors, or to the extent permitted by Section 141 of the Delaware General Corporation Law (the "DGCL"), a duly constituted and acting committee thereof, being referred to herein as the "Board"); (iii) the Registration Statement; (iv) the Indenture for the Notes (the "Indenture") dated May 14, 2003 between the Company and Wachovia Bank, National Association, as Trustee, incorporated as an exhibit to the Registration Statement; and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law, as we considered appropriate.

As to any facts material to the opinion contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In connection with rendering the opinion set forth below, we have assumed that
(i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; (vii) one or more prospectus supplements will have been prepared and filed with the Securities and Exchange Commission describing the Notes offered thereby; (viii) all the Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration

 AUSTIN . BEIJING . DALLAS . HOUSTON . LONDON . MOSCOW . NEW YORK . SINGAPORE .
                                WASHINGTON, D.C.

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Hanover Compressor Company
Page 2
June 20, 2003

Statement and an applicable prospectus supplement; and (ix) a definitive purchase, underwriting or similar agreement with respect to any of the Notes offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when the Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then the Notes will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

The foregoing opinion is qualified to the extent that the enforceability of any document, instrument or Note may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles, and (ii) with respect to any of the Notes denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to the Notes be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinion is limited in all respects to the laws of the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the laws of the State of New York and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                                     Very truly yours,


                                                 /s/ VINSON & ELKINS L.L.P.

                                                     Vinson & Elkins L.L.P.